EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 64 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XVI (the “Trust”) (File Nos. 2-36431 and 811-2032), of my opinion dated October 3, 2017, appearing in Post-Effective Amendment No. 63 to the Registrant’s Registration Statement, which was filed with the Securities and Exchange Commission on October 3, 2017.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Clerk and Assistant Secretary

Boston, Massachusetts
October 26, 2017